Monaker Group, Inc. 8-K

Exhibit 10.1

AMENDED AND RESTATED

PROMISSORY NOTE

$2,700,000.00	Effective: February 1, 2019
Dated: December 9, 2019

FOR VALUE RECEIVED, the undersigned, Monaker Group, Inc., a Nevada company, having an address at 2893 Executive Park Drive, Suite 201, Weston FL 33331 (“Borrower”), promises to pay to the order of the Donald P. Monaco Insurance Trust (“Lender”), located at 353 E. Liberty Drive, Wheaton, IL 60187, the principal sum of up to TWO MILLION SEVEN HUNDRED Thousand ($2,700,000.00) Dollars (as such funds may be loaned from time to time hereunder, on a revolving basis, with the consent of the Borrower and Lender, the “Principal Amount”), together with interest on the unpaid Principal Amount thereof from the date of the execution (the “Execution Date”), at the rates provided herein until February 1, 2020 (the “Maturity Date”); provided, however, that from and after (i) the Maturity Date, whether upon stated maturity, acceleration or otherwise, or (ii) the date on which the interest rate hereunder is increased to the Default Rate (as hereinafter defined) as provided herein, such additional interest shall be computed at the Default Rate.

This Note amends, restates, and modifies, but does not extinguish or terminate, the obligations evidenced by that certain Promissory Note, dated February 1, 2019, in the principal amount of up to $700,000, executed by the Borrower in favor of the Lender (the “Original Note”). The indebtedness evidenced by the Original Note will continue to be evidenced by this Note. This Note is not a novation of the indebtedness evidenced by the Original Note.

As used herein, the term “Default Rate” shall mean a rate of interest of eighteen percent (18.0%) per annum, but in no event shall the Default Rate be in excess of the Maximum Rate (as hereinafter defined).

Principal and interest hereunder shall be payable from the Execution Date, interest on the Principal Amount outstanding hereof shall accrue at the rate of twelve (12.0%) percent per annum, for the period beginning on and including the Execution Date to the Maturity Date of the Loan. All principal, interest and other sums due hereunder shall be due and payable in full on the Maturity Date.

This Note may be prepaid in whole or in part at any time, without penalty or premium.

Borrower hereby waives trial by jury. No extension of time for payment of this Note or any installment hereof, no alteration, amendment or waiver of any provision of this Note and no release or substitution of any collateral securing Borrower’s obligations hereunder shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower under this Note.

Any forbearance by the holder of this Note in exercising any right or remedy hereunder or under any other agreement or instrument in connection with the Loan or otherwise afforded by applicable law, shall not be a waiver or preclude the exercise of any right or remedy by the holder of this Note. The acceptance by the holder of this Note of payment of any sum payable hereunder after the due date of such payment shall not be a waiver of the right of the holder of this Note to require prompt payment when due of all other sums payable hereunder or to declare a default for failure to make prompt payment.

If this Note is placed in the hands of an attorney for collection, Borrower shall pay all costs incurred and reasonable attorneys’ fees for legal services in the collection effort, whether or not suit be brought.

Upon the occurance of an Event of Default hereunder, and with the written election of the holder of this Note, all amounts due hereunder may be accelerated and become immediately due and payable. Each of the following events shall be an “Event of Default” hereunder: (1) Borrower fails to pay on or before the date due, any amount of principal and/or interest payable hereunder; (2) Borrower fails to perform or observe any other term or provision of this Note with respect to payment; provided, however, that Borrower shall be provided with a ten (10) calendar day period to cure same; (3) Borrower fails to perform or observe any other term or provision of this Note; provided, however, that Borrower shall be provided with written notice from Lender of any non-monetary default under this Note and a thirty (30) calendar day period to cure same; or (4) there exists a default under or misrepresentation contained in any other agreement, document or certificate of Borrower in connection with the Loan, which default is not cured within any grace period expressly provided therefor in such document. In addition to the rights and remedies provided herein, the holder of this Note may exercise any other right or remedy in any other document, instrument or agreement evidencing, securing or otherwise relating to the indebtedness evidenced hereby in accordance with the terms thereof, or under applicable law, all of which rights and remedies shall be cumulative.

If this Note is transferred in any manner, the right, option or other provisions herein shall apply with equal effect in favor of any subsequent holder hereof.

Notwithstanding anything to the contrary contained herein, under no circumstances shall the aggregate amount paid or agreed to be paid hereunder exceed the highest lawful rate permitted under applicable usury law (the “Maximum Rate”) and the payment obligations of Borrower under this Note are hereby limited accordingly. If under any circumstances, whether by reason of advancement or acceleration of the maturity of the unpaid principal balance hereof or otherwise, the aggregate amounts paid on this Note shall include amounts which by law are deemed interest and which would exceed the Maximum Rate, Borrower stipulates that payment and collection of such excess amounts shall have been and will be deemed to have been the result of a mistake on the part of both Borrower and the holder of this Note, and the party receiving such excess payments shall promptly credit such excess (to the extent only of such payments in excess of the Maximum Rate) against the unpaid principal balance hereof and any portion of such excess payments not capable of being so credited shall be refunded to Borrower.

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All payments of principal and interest hereunder are payable in lawful money of the United States of America and shall be made as instructed by Lender.

Borrower is hereby prohibited from exercising against Lender, any right or remedy which it might otherwise be entitled to exercise against Lender, including, without limitation, any right of setoff or any defense. Any other claim that Borrower may have, arising from or related to the transaction evidenced by this Note shall be asserted only against the Lender.

This Note shall be binding on the parties hereto and their respective heirs, legal representatives, executors, successors and assigns.

This Note shall be construed without any regard to any presumption or rule requiring construction against the party causing such instrument or any portion thereof to be drafted.

This Note shall be governed by the laws of the State of Florida without regard to choice of law consideration. Borrower hereby irrevocably consents to the jurisdiction of the courts of the State of Florida and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Note or the Agreement.

This Note may not be changed or terminated orally.

A determination that any portion of this Note is unenforceable or invalid shall not affect the enforceability or validity of any other provision, and any determination that the application of any provision of this Note to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision to the extent legally permissible and otherwise as it may apply to other persons or circumstances.

JURY TRIAL WAIVER. BORROWER AGREES THAT ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT BY BORROWER OR THE HOLDER OF THIS NOTE ON OR WITH RESPECT TO THIS NOTE OR ANY OTHER LOAN DOCUMENT OR THE DEALINGS OF THE PARTIES WITH RESPECT HERETO OR THERETO, SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY. BORROWER AND LENDER EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. BORROWER ACKNOWLEDGES AND AGREES THAT AS OF THE DATE HEREOF THERE ARE NO DEFENSES OR OFFSETS TO ANY AMOUNTS DUE IN CONNECTION WITH THE LOAN. FURTHER, BORROWER WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY SPECIAL, EXEMPLARY, PUNITIVE, CONSEQUENTIAL OR OTHER DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. BORROWER ACKNOWLEDGES AND AGREES THAT THIS PARAGRAPH IS A SPECIFIC AND MATERIAL ASPECT OF THIS NOTE AND THAT LENDER WOULD NOT EXTEND CREDIT TO BORROWER IF THE WAIVERS SET FORTH IN THIS PARAGRAPH WERE NOT A PART OF THIS NOTE.

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IN WITNESS WHEREOF, the undersigned has executed this Note on the date set forth above.

WITNESS:	BORROWER:

Monaker Group, Inc, a Nevada company

	By:	/s/ Bill Kerby
		Name:	Bill Kerby
		Title:	CEO

/s/ Sirapop Taepakdee
Name: Sirapop Taepakdee

WITNESS:	LENDER:

The Donald P. Monaco Insurance Trust

	By:	/s/ Donald P. Monaco
		Name:	Donald P. Monaco
		Title:	Trustee

/s/ Sylvie Lemaster
Name: Sylvie Lemaster
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